EXHIBIT 99.1

 OTCQB: BMTM  Private Placement Memorandum Presentation<Date TBD>  1

 SAFE HARBOR STATEMENT  This Plan contains certain “forward-looking” statements that can be identified by terminology such as "believes," "expects," "potential," "plans," "suggests," "may," "should," "could," "intends," or similar expressions and which are based on various assumptions made by the Company, which assumptions may prove to be incorrect. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company's control. Forward-looking statements speak only as to the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Accordingly, there can be no assurance such forward-looking statements will accurately predict future events or the Company’s actual performance. In addition, any projections and representations, written or oral, which do not conform to those contained in this Plan, must be disregarded, and their use is a violation of law. No representation or warranty can be given that the estimates, opinions or assumptions made herein will prove to be accurate.  2

 Contents  Bright Mountain Media aims to become the first digital ad network targeting the military and public safety audiences.    01  Mission    03  Team    02  Company Snapshot    07  Performance  3    Market  04    Comps  05    06  DigitalMediaBuying    08  Strategy    09  Summary

   Bright Mountain Media’s Mission: is to take our leadership position of 57 million annual military and public safety web visitors to become the first digital ad network connecting advertisers with these target audiences.  1) Mission:  4

 24 Websites, 57MM visits in 2016  Including  Daily Engage Media  Ad Network reaching over 200 PublishersAd Operations and Ad Technology to programmatically link advertisers to target usersHighly synergistic to monetize our owned sites and represent the rest of the thousands of sites in our demographic.  5  2) Company Snapshot:  Bright Mountain Media has grown to a market share leading position, assembling all the necessary components to become the first ad network for the entire Military and Public Safety audiences.

3) Meet the Team:

BRIGHT MOUNTAIN MEDIA



W. Kip Speyer
President and CEO, Chairman of the Board

Four decades leading public and private companies through growth, acquisitions and exits.



Harry Pagoulatos
CEO of Daily Engage Media

Co-founder of Daily Engage Media.

Responsible for bringing it from pre-revenue to a growing and profitable ad network, acquired by Bright Mountain Media in Sept 2017.



Todd F Speyer
VP of Digital and Director

Experienced executive who has led Bright Mountain Media since it's inception through consistent growth in visitor traffic, ad impressions served and revenue.

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4) Market:

Over 100MM Americans

Military:
21.4MM Veterans (1)
2.1MM Active Duty (2)

Police:
1.1MM Active(3)



Firefighters:
1.0MM Active (4)

Families:
75MM Spouses and Dependents (5)

Who Are

Digital:
Device savvy and active online

Loyal:
Stand for brotherhood and country



Spenders:
Young avid shoppers and consumers

Diverse:
Blend of ethnicity, race and genders (5)

Making Them

Highly Desirable for Advertisers as potential customers for life


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(Example ads that appeared on Bright Mountain Media websites)

There is currently no easy way for advertisers to reach these 100MM Americans.
No company has created an ad network focused on targeting this entire audience.

Sources:(1) U.S. Department of Defense 2014, Demographics Profile of the Military Community; (2) U.S. Department of Defense 2017 Budget;(3) FBI; (4) National Fire Protection Association; (5) U.S. Department of Veterans Affairs Population Tables and National Survey of Veterans.

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4) Market:  The US Digital Advertising Market is now $80.2B,(1) larger than TV and continuing to grow at 15% per year.(1)  Source: (1)eMarketer  8

 Globally, it is estimated there are about 10,000 Military and Public Safety websites(1), representing approximately 100MM (USA only) targeted web users(2).  Bright Mountain Media’s long-term goal is to sell ads on the thousands of these Military and Public Safety Sites.The market potential in the USA alone is an estimated $1.245B(3) in annual advertising revenue.As we achieve this goal, we will become more important to advertisers seeking to reach a Military, Public Safety and a Young Male demographic. Brands and advertisers are interested in reaching our target demographic, who are young, diverse, frequently online, and avid spenders(4), allowing for Bright Mountain Media to earn the premium pricing as a market share leader.As a market share leader, Bright Mountain Media will be highly attractive to these thousands of sites because of our ability to provide them with higher CPMs and greater revenue.  9  4) Market:  Source: (1) Similarweb.com; (2) U.S. Department of Defense 2014, Demographics Profile of the Military Community; U.S. Department of Defense 2017 Budget; FBI; National Fire Protection Association; U.S. Department of Veterans Affairs Population Tables and National Survey of Veterans; (3) Google Adwords, eMarketer, and Forrester Reserach; (4) Military & Veteran Target Insight – March Marketing

 10  5) Comps:  BMTM Comps  Comp  Valuation  Similarity  Relevant Metric  Trade Desk (TTD)  $2.1B  Rapidly growing mid cap ad network  Approx 10X sales  SheKnows Media (private)  Unknown   Niche dominant ad network, content creator and publisher with 70MM unique visitors per month.  Proven successful execution and value in the market

 6) Digital Media Buying:  11  How digital advertising spend works  Advertisers targeting an audience   Ad Exchanges targets the correct users   Ad Networks optimize and maximize publishers revenue  Publishers content attracts visitors  Visitors see ads and take action    $80    $60      $60    $20  $20          Direct Buy 100% direct to the publisher  Ad Spend  $100  Ad Spend  $100  $100  Programmatic Buy  Programmatic Direct Ad Advertising Sales

 6) Digital Media Buying:  12  For programmatic ad impressions, we could get 20%, 40%, or 100% gross profit, depending on our level of integration.

 Annual ad impression growth (in millions)  13  *  *Estimates  7) Performance:  Annual Revenue Growth (in $thousands)  *

 8) Strategy:  14  We believe that the Daily Engage acquisition combined with our owned websites’ ad inventory will uniquely position our Company as the largest single source for brands and advertisers to reach these desired ‘hero’ audiences. We should accomplish this by:  Hiring and contracting talented content creators, including those who have served in Military and Public Safety roles  Approaching the thousands of other websites in our demographic who can make higher CPMs from our network  Expanding our sales force and marketing efforts  Finalizing development and scaling up the Daily Engage RTB platform

 9) Summary: Recap  Bright Mountain Media’s mission is to take our leadership position of 57 million annual military and public safety web visitors to become the first digital ad network connecting advertisers with these target audiences.  OTCQB: BMTM  15